                                                                     EXHIBIT 4.1


              ====================================================



                               FLUOR CORPORATION

                                ________________

                                   INDENTURE
                         DATED AS OF FEBRUARY 18, 1997

                                ________________

                             BANKERS TRUST COMPANY,
                                    TRUSTEE

                             CROSS REFERENCE TABLE(1)

   CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318,
          INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED:

TIA                                                                         Indenture
Section                                                                      Section
-------                                                                      -------
310(a)(1) .................................................................    6.09
    (a)(2) ................................................................    6.09
    (a)(3) ................................................................    N.A.2
    (a)(4) ................................................................    N.A.
    (b) ...................................................................    6.08
    (c) ...................................................................    6.13
311(a) ....................................................................    6.13
    (b) ...................................................................    6.13
    (c) ...................................................................    N.A.
312(a) ....................................................................  7.01, 7.02
    (b) ...................................................................    7.02
    (c)
    .......................................................................    7.02
313(a) ....................................................................    7.03
    (b) ...................................................................    7.03
    (c) ...................................................................  7.03, 1.07
    (d) ...................................................................    7.03
314(a) ....................................................................    7.04
    (b) ...................................................................    N.A.



__________________________________

 (1) This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

 (2)    N.A. means "not applicable."

                                                           CROSS REFERENCE TABLE

Section                                                                     Section
-------                                                                     -------
    (c)(1) ................................................................    1.03
    (c)(2) ................................................................    1.03
    (c)(3) ................................................................    N.A.
    (d) ...................................................................    N.A.
    (e) ...................................................................    1.03
    (f) ...................................................................    N.A.
315(a) ....................................................................  6.03, 6.01
    (b) ...................................................................    6.02
    (c) ...................................................................    6.01
    (d) ...................................................................    6.01
    (e) ...................................................................    5.14
316(a) ....................................................................    1.01
    (a)(1)(A) .............................................................    5.12
    (a)(1)(B) .............................................................    5.13
    (a)(2) ................................................................    N.A.
    (b) ...................................................................    5.08
317(a)(1) .................................................................    5.03
    (a)(2) ................................................................    5.04
    (b) ...................................................................   10.03
318 .......................................................................    1.08

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  . . . . . . . . . . . . . . . . . . . . . . .  1

     SECTION 1.01.  RULES OF CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.02.  DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     SECTION 1.03.  COMPLIANCE CERTIFICATES AND OPINIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     SECTION 1.04.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     SECTION 1.05.  ACTS OF HOLDERS; RECORD DATES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     SECTION 1.06.  NOTICES TO TRUSTEE AND COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 1.07.  NOTICE TO HOLDERS; WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 1.08.  CONFLICT WITH TRUST INDENTURE ACT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 1.09.  EFFECT OF HEADINGS AND TABLE OF CONTENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 1.10.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 1.11.  SEPARABILITY CLAUSE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 1.12.  BENEFITS OF INDENTURE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 1.13.  GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 1.14.  LEGAL HOLIDAYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE TWO  SECURITY FORMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     SECTION 2.01.  FORMS GENERALLY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 2.02.  FORM OF FACE OF SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 2.03.  FORM OF REVERSE OF SECURITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 2.04.  FORM OF LEGEND FOR GLOBAL SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.05.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.  . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.06.  FORMS OF CONVERSION NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE THREE  THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     SECTION 3.01.  AMOUNT UNLIMITED; ISSUABLE IN SERIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 3.02.  DENOMINATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 3.03.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING. . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 3.04.  TEMPORARY SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 3.05.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.  . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 3.06.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 3.07.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 3.08.  PERSONS DEEMED OWNERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SECTION 3.09.  CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 3.10.  COMPUTATION OF INTEREST.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE FOUR  SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

     SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 4.02.  APPLICATION OF TRUST MONEY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE FIVE  REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     SECTION 5.01.  EVENTS OF DEFAULT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.  . . . . . . . . . . . . . . . 36
     SECTION 5.04.  TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 5.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.  . . . . . . . . . . . . . . . . . 37
     SECTION 5.06.  APPLICATION OF MONEY COLLECTED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

                                                                                                                   PAGE
                                                                                                                   ----
     SECTION 5.07.  LIMITATION ON SUITS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 5.08.  RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. . . . . . . . . . . . . . . . . . 38
     SECTION 5.09.  RESTORATION OF RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 5.11.  DELAY OR OMISSION NOT WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 5.12.  CONTROL BY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 5.13.  WAIVER OF PAST DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     SECTION 5.14.  UNDERTAKING FOR COSTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE SIX  THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     SECTION 6.01.  CERTAIN DUTIES AND RESPONSIBILITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 6.02.  NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 6.03.  CERTAIN RIGHTS OF TRUSTEE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 6.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.05.  MAY HOLD SECURITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.06.  MONEY HELD IN TRUST.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.07.  COMPENSATION AND REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.08.  CONFLICTING INTERESTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.09.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.  . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 6.12.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.  . . . . . . . . . . . . . . . . . 45
     SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.  . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 6.14.  APPOINTMENT OF AUTHENTICATING AGENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . 47

     SECTION 7.01.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.  . . . . . . . . . . . . . . . . . . 47
     SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS. . . . . . . . . . . . . . . . . . . . . 48
     SECTION 7.03.  REPORTS BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 7.04.  REPORTS BY COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
ARTICLE EIGHT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

     SECTION 8.01.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 8.02.  SUCCESSOR SUBSTITUTED.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE NINE  SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

     SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.  . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 9.06.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES. . . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE TEN  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

     SECTION 10.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.  . . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 10.02.  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 10.03.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST. . . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 10.04.  COMPLIANCE CERTIFICATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.05.  CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.06.  PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

                                                                                                                  PAGE
                                                                                                                  ----
     SECTION 10.07.  LIMITATIONS ON LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.08.  RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 10.09.  WAIVER OF COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE ELEVEN  REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

     SECTION 11.01.  APPLICABILITY OF ARTICLE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 11.02.  ELECTION TO REDEEM; NOTICE TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 11.03.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 11.04.  NOTICE OF REDEMPTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 11.05.  DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 11.06.  SECURITIES PAYABLE ON REDEMPTION DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 11.07.  SECURITIES REDEEMED IN PART. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

ARTICLE TWELVE  SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

     SECTION 12.01.  APPLICABILITY OF ARTICLE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 12.02.  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES. . . . . . . . . . . . . . . . . . . . 61
     SECTION 12.03.  REDEMPTION OF SECURITIES FOR SINKING FUND. . . . . . . . . . . . . . . . . . . . . . . . . . 61

ARTICLE THIRTEEN  DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

     SECTION 13.01.  COMPANY'S RIGHT WITH RESPECT TO DEFEASANCE OR COVENANT DEFEASANCE. . . . . . . . . . . . . . 62
     SECTION 13.02.  DEFEASANCE AND DISCHARGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 13.03.  COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 13.04.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . 63
     SECTION 13.05.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST;
                     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 13.06.  REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE FOURTEEN  CONVERSION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

     SECTION 14.01.  APPLICABILITY OF ARTICLE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     SECTION 14.02.  EXERCISE OF CONVERSION PRIVILEGE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     SECTION 14.03.  NO FRACTIONAL SHARES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 14.04.  ADJUSTMENT OF CONVERSION PRICE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 14.05.  NOTICE OF CERTAIN CORPORATE ACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 14.06.  RESERVATION OF SHARES OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 14.07.  PAYMENT OF CERTAIN TAXES UPON CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 14.08.  NONASSESSABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 14.09.  EFFECT OF CONSOLIDATION OR MERGER ON CONVERSION PRIVILEGE. . . . . . . . . . . . . . . . . . 68
     SECTION 14.10.  DUTIES OF TRUSTEE REGARDING CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 14.11.  REPAYMENT OF CERTAIN FUNDS UPON CONVERSION.  . . . . . . . . . . . . . . . . . . . . . . . . 70

           INDENTURE dated as of February 18, 1997, between Fluor Corporation, a Delaware corporation (the "Company"), having its principal executive office at 3353 Michelson Drive, Irvine, California 92698, and Bankers Trust Company, a New York banking corporation (the "Trustee").

                            RECITALS OF THE COMPANY

                The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called a "Security" or the "Securities") to be issued in one or more series as in this Indenture provided.

                All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.  RULES OF CONSTRUCTION.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                                  (1)      the terms defined in this Article
                 have the meanings assigned to them in this Article and include the plural as well as the singular;

                                  (2)      all other terms used herein which
                 are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                                  (3)      an accounting term not otherwise
                 defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such United States accounting principles as are generally accepted at the date of such computation;

                                  (4)      "or" is not exclusive;

                                  (5) "including" means including, without limitation; and

                                  (6)      the words "herein," "hereof," and
                 "hereunder" and other of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

SECTION 1.02.  DEFINITIONS.

                "Act," when used with respect to any Holder, has the meaning specified in Section 1.05.

                "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Attributable Debt" means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

                "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                "Board Resolution" means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                "Business Day" means, except as otherwise specified as contemplated by Section 3.01, with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, that Place of Payment or other particular location referred to in this Indenture or in the Securities are authorized or obligated by law or executive order to close.

                "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

                "Commission" means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 14.09, shares issuable on conversions of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class than so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (b) all current liabilities, as reflected in the Company's latest audited consolidated balance sheet contained in the Company's most recent annual report to its stockholders under Rule 14a-3 of the Exchange Act prior to the time as of which "Consolidated Net Tangible Assets" shall be determined.

                "Corporate Trust Office" means the corporate trust office of the Trustee which, at the time of the execution of this Indenture is located at Four Albany Street, New York, New York 10006 at which at any particular time its corporate trust business shall be administered.

                "Corporation" means a corporation, association, company, joint-stock company or business trust.

                "Covenant Defeasance" has the meaning specified in Section
13.03.

                "debt" means indebtedness for borrowed money.

                "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                "Defaulted Interest" shall have the meaning set forth in
Section 3.07.

                "Defeasance" has the meaning specified in Section 13.02.

                "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities contemplated by Section 3.01.

                "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                "Event of Default" shall have the meaning set forth in Section 5.01.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Expiration Date" has the meaning specified in Section 1.05.

                 "Funded Debt" means all indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

                 "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

                 "Holder" or "Securityholder" means a Person in whose name a Security is registered in the Security Register.

                "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, and shall include the terms of a particular series of Securities established as contemplated in Section 3.01.

                "interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

                "Legal Holiday" shall have the meaning set forth in Section
1.14.

                "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance.

                "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal or, in the case of an Original Issue Discount Security, the principal amount payable upon a declaration of acceleration pursuant to Section 5.02, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                "Notice of Default" shall have the meaning set forth in Section 5.01.

                "Officer" means the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                "Officers' Certificate" means a written certificate signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

                "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of, or counsel to, the Company or the Trustee.

                "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 5.02.

                "Outstanding," when used with respect to Securities, means, as of the date of determination, all securities theretofore authenticated and delivered under this Indenture, except:

                                  (1)      Securities theretofore canceled by
                 the Trustee or delivered to the Trustee for cancellation;

                                  (2)      Securities for whose payment or
                 redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made;

                                  (3)      Securities as to which Defeasance
                 has been effected pursuant to Section 13.02; and

                                  (4)      Securities which have been paid
                 pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (b) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (c) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security, (or, in the case of a Security described in Clause (a) or (b) above, of the amount determined as provided in such Clause), and (d) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

                "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section
3.01 with respect thereto, are to be determined by the Company, or one or more of the Company's agents designated in an Officers' Certificate, upon the issuance of such Securities.

                "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                "Place of Payment," when used with respect to the Securities of any series, means the place or places where, subject to the provisions of
Section 10.02, the principal of and any interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

                "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Principal Property" means any single office building, manufacturing or processing plant, warehouse or other similar facility owned by the Company or any Restricted Subsidiary, the book value of the property, plant and equipment of which (as shown, net of depreciation, on the books of the owner or owners) is not less than 2% of the Consolidated Net Tangible Assets at the end of the most recent fiscal year of the Company, reflected in the latest audited consolidated statement of financial position contained in the Company's most recent annual report to its stockholders under Rule 14a-3 of the Exchange Act, except (a) any such plant or facility (i) owned jointly or in common with one or more Persons other than the Company and its Restricted Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines by Board Resolution in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety, or (b) any portion of any such plant or facility which the Board of Directors determines by Board Resolution in good faith not to be of material importance to the use or operation thereof.

                "Redemption Date" or "redemption date," when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

                "Redemption Price" or "redemption price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

                 "Restricted Subsidiary" means any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Commission.

                "Sale and Leaseback Transaction" has the meaning specified in
Section 10.08.

                "SEC" means the Securities and Exchange Commission.

                "Security" or "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

                "Securityholder" or "Holder" means a Person in whose name a Security is registered in the Security Register.

                "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

                "Special Record Date" for the payment of any Defaulted Interest on the Securities of any issue means a date fixed by the Trustee pursuant to
Section 3.07.

                "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the principal of such Security or an installment of principal thereof or interest thereon is due and payable.

                "Subsidiary" means a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (a) the Company, (b) the Company and one or more Subsidiaries or (c) one or more Subsidiaries.

                "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                "Trust Officer" means any officer within the Corporate Trust Office of the Trustee including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

                "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                "U.S. Government Obligation" has the meaning specified in
Section 13.04.

                "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice-president."

SECTION 1.03.  COMPLIANCE CERTIFICATES AND OPINIONS.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                 Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                          (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                          (3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 1.04.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and such Person may certify or give an opinion as to such matters in one or several documents.

                Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

                Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.  ACTS OF HOLDERS; RECORD DATES.

                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the same manner provided in this Section.

                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 The ownership of Securities shall be proved by the Security Register.

                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections
1.06 and 1.07.

                 The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving and making of (a) any Notice of Default, (b) any declaration of acceleration referred to in Section 5.02, (c) any request to institute proceedings referred to in Section 5.07(2) or (d) any direction referred to in
Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of

Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.06 and 1.07.

                 With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.07, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                 Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.06.  NOTICES TO TRUSTEE AND COMPANY.

                Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                                  (1)      the Trustee by any Holder or by the
                 Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust Office; and

                                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company,
                 Attention:  Chief Financial Officer.

                The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

SECTION 1.07.  NOTICE TO HOLDERS; WAIVER.

                 Any notice or communication given to a Holder of Securities shall be mailed to such Securityholder at the Securityholder's address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed for the giving of such notice.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                 If the Company mails a notice or communication to the Holders of Securities of a particular series, it shall mail a copy to the Trustee and each Security Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

SECTION 1.08.  CONFLICT WITH TRUST INDENTURE ACT.

                If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA which is required under the TIA to be a part of and govern this Indenture, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.09.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10.  SUCCESSORS AND ASSIGNS.

                All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11.  SEPARABILITY CLAUSE.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12.  BENEFITS OF INDENTURE.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13.  GOVERNING LAW.

                 This indenture and the securities shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York, without regard to principles of conflicts of law.

SECTION 1.14.  LEGAL HOLIDAYS.

                 A "Legal Holiday" is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal need not be made at such Place of Payment, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 2.01.  FORMS GENERALLY.

                The Securities of each series shall be in substantially such form (including global form) as set forth in this Article or in such other form as shall be established by delivery to the Trustee of an Officers' Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities. The Officers' Certificate so establishing the form of Security, if any, of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

                The permanent Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

SECTION 2.02.  FORM OF FACE OF SECURITY.

                               FLUOR CORPORATION

No. _______________                                         $_________________

                 Fluor Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _, or registered assigns, the principal sum of ________________________________________________ Dollars on ____________ [if
the Security is to bear interest prior to Maturity, insert --, and to pay interest thereon from _______________________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________________________ and ___ in each year, commencing , at the rate of $_________________________ per annum, until the principal hereof is paid or made available for payment [if applicable, insert -- , provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of _% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _ or_ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a Default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of _________________% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of _____% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in _____________________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        Fluor Corporation

                                        By:____________________________________

Attest:

__________________________________

__________________________________



SECTION 2.03.  FORM OF REVERSE OF SECURITY.

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December _____, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert --, limited in aggregate principal amount to $____________________].

                 [If applicable, insert -- The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 days' notice by mail, [if applicable, insert -- (1) on _____________________ in any year commencing with the year ______________ and ending with the year _______________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after

_______________, 19___], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert -- on or before _______________, _____, and if redeemed] during the 12-month period beginning _______________ of the years indicated,

        YEAR         REDEMPTION PRICE         YEAR         REDEMPTION PRICE
        ----         ----------------         ----         ----------------




and thereafter at a Redemption Price equal to _______________% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

[If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on ___________ ___ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after _______________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _______________ of the years indicated,

                         REDEMPTION PRICE               REDEMPTION PRICE FOR
                          FOR REDEMPTION                REDEMPTION OTHERWISE
                         THROUGH OPERATION             THAN THROUGH OPERATION
     YEAR               OF THE SINKING FUND             OF THE SINKING FUND
  ----------            -------------------            ----------------------




and thereafter at a Redemption Price equal to _______________% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

                 [If applicable, insert -- Notwithstanding the foregoing, the Company may not, prior to ______________________________, redeem any Securities of this series as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _______________% per annum].

                 [If applicable, insert -- The sinking fund for this series provides for the redemption on _______________ in each year beginning with the year _______________ and ending with the year _______________ of [if applicable, insert -- not less than $_______________ ("mandatory sinking fund") and not more than] $_______________ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

                 [If the Security is subject to redemption of any kind, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

                 [If applicable, insert -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

                 [If the Security is convertible into Common Stock of the Company, insert -- Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before [insert date] (except that, in case this Security or any portion hereof shall be called for redemption, such right shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to covert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_______________ principal amount of Securities for each share of Common Stock or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated office or agency of the Company in _____________________________________________, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the trustee, duly executed by the Holder or by its fully authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such

Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non- electing shares) [, assuming if such consolidation, merger or sale is prior to _______________, 19___, that this Security were convertible at the time of such consolidation, merger or sale at the initial conversion price specified above as adjusted from _______________, 19___ to such time pursuant to the Indenture). In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.)

                 (If the Security is convertible into other securities of the Company, specify the conversion features.)

                 [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

                 [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 [If the Security is an Original Issue Discount Security, -- In determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Securities, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon the acceleration of the Maturity thereof.]

                 As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $_______________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Securities shall be governed by and construed in accordance with the laws of the State of New York.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.04.  FORM OF LEGEND FOR GLOBAL SECURITIES.

                 Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 2.05.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                 The Trustee's certificates of authentication shall be in substantially the following form:

                 This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                                              [Name of Trustee],

                                                                      As Trustee

                                        By _____________________________________
                                                              Authorized Officer

SECTION 2.06.  FORMS OF CONVERSION NOTICE.

                 To Fluor Corporation:

                 The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal Amount to be Converted
(in an integral multiple of
$1,000, if less than all):
$__________________

Dated:  _______________



                 -------------------------------------------------------------

                 Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a national stock exchange if shares of Common Stock are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.

                 --------------------------------
                 Signature Guaranty

                 Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

_________________________________          Social Security or Other Taxpayer
(Name)                                     Identification Number ______________

_________________________________
(Address)

_________________________________
Please print Name and Address
(including zip code number)

(The above conversion notice is to be modified, as appropriate, for conversion into other securities or property of the Company.)

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 3.01.  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

                The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited and all principal of and any interest on the Securities shall be payable in Dollars.

                The Securities may be issued in one or more series. There shall be established, in or pursuant to a Board Resolution, and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                                  (1)      the title of the Securities of the
                 series (which shall distinguish the Securities of the series from Securities of any other series);

                                  (2)      any limit upon the aggregate
                 principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

                                  (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

                                  (4)      the date or dates on which the
                 principal or installments of principal of any Securities of the series is payable or the method of determination thereof and any rights to extend such date or dates;

                                  (5)      the rate or rates at which any
                 Securities of the series shall bear interest, if any, or the method if any by which such rate or rates are to be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

                                  (6)      the place or places where, subject
                 to the provisions of Section 10.02, the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

                                  (7)      the period or periods within which,
                 the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, and if other than by a Company Order, the manner in which any election by the Company to redeem the Securities shall be evidenced;

                                  (8)      the obligation, if any, of the
                 Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

                                  (9)      the denominations in which any
                 Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

                                  (10)     if the amount of payments of
                 principal of or any interest on any Securities of the series is to be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

                                  (11)     if other than the currency of the
                 United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of "Outstanding" in
                 Section 1.02;

                                  (12)     if the principal of or any premium
                 or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

                                  (13)     if other than the entire principal
                 amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

                                  (14)     if the principal amount payable at
                 the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

                                  (15)     if applicable, that the Securities
                 of the series, in whole or any specified part, shall not be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections and, if other than by a Company Order, the manner in which any election by the Company to defease such Securities shall be evidenced;

                                  (16)     if applicable, that any Securities
                 of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in
                 Section 2.04 and any circumstances in addition to or in lieu of those set forth in Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

                                  (17)     any addition to or change in the
                 Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

                                  (18)     if other than as defined in Section
                 1.01, the meaning of "Business Day" when used with respect to any Securities of the series;

                                  (19)     if the Securities of the series may
                 be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

                                  (20)     the terms of any right to convert
                 Securities of the series into shares of Common Stock of the Company or other securities or property;

                                  (21)     any addition to or change in the
                 covenants set forth in Article Ten which applies to Securities of the series; and

                                  (22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(5)).

                All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officers' Certificate pursuant to this Section 3.01 or in any indenture supplemental hereto; provided, however, that a different CUSIP number shall be obtained for Securities of any one series that are not identical (except as to denomination). All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

                If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officers' Certificate or supplemental indenture may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company's agents designated in an Officers' Certificate, in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 3.03.

SECTION 3.02.  DENOMINATIONS.

                 Unless otherwise provided in the applicable Officers' Certificate or supplemental indenture, the Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, or the Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (1) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (2) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order and (3) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures.

                If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officers' Certificates as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

                        (1) that the form and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

                        (2) that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any condition specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the Opinion of Counsel above may state:

                        (x) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order all as contemplated by and in accordance with a Board Resolution or an Officers' Certificate pursuant to Section 3.01, as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

                        (y) that such Securities when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (iii) issued and delivered by the Company and paid for in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to customary exceptions.

                With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.01 and 3.01 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

                Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.01 or the Company Order and opinion of counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication, upon original issuance of the first Security of such series to be issued.

                Each Security shall be dated the date of its authentication.

                The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee's certificate of authentication shall be in substantially the form set forth in Section 2.05.

                Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04.  TEMPORARY SECURITIES.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                 If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 3.05.  REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

                The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor.

                At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

                The Company may but shall not be required (a) to issue, register the transfer of or exchange Securities of any series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section
11.03 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                              (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.



                              (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (a) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, (c) there shall have occurred and be continuing an Event of Default with respect to such Global Security or
                 (d) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.



                              (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.



                              (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06, or
                 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.06.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                 If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

                In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                Every new Security of any series issued pursuant to this
Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that issue.

                The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                        (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such

       Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                        (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                Subject to the provisions of Section 14.02, in the case of any Security (or any part thereof) which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at Stated Maturity or by declaration of acceleration prior to such Interest Payment Dated), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or any one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Section 14.02, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security or such part thereof shall not be payable.

SECTION 3.08.  PERSONS DEEMED OWNERS.

                Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (except as otherwise specified as contemplated by Section 3.01 and subject to Section
3.05 and Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of any Security.

SECTION 3.09.  CANCELLATION.

                All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and all Registered Securities so delivered shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered to the Trustee shall be promptly canceled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid for or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee and evidence of their destruction delivered to the Company unless the Company directs by Company Order that the Trustee deliver canceled Securities to the Company.

SECTION 3.10.  COMPUTATION OF INTEREST.

                Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of any series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

                 This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                 (1)      either

                          (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
         3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                          (b) all such Securities not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable, or

                                  (ii)     will become due and payable at their
         Stated Maturity within one year, or

                                  (iii)    are to be called for redemption
         within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause
(b) of Clause (1) of this Section, the obligations of the Trustee under Section
4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02.  APPLICATION OF TRUST MONEY.

                 Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT.

                "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (1) Default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

                        (2) Default in the payment of principal of or any premium on any Security of that series at its Maturity;

                        (3) Default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such Default for a period of 30 days;

                        (4) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a Default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Securities other than that series), and continuance of such Default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                        (5) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law, or a decree or order approving as properly filed a petition seeking reorganization of the Company under any bankruptcy law, and such decree or order undischarged and unstayed for a period of 90 days, or a decree or order of a court for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, and such decree or order undischarged and unstayed for a period of 90 days;

                        (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudged a bankrupt or insolvent, or the consent by it to the filing of a bankruptcy proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization under any bankruptcy law, or its consent to the filing of any such petition, or its consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or its assignment for the benefit of creditors, or its admission in writing of its inability to pay its debts generally as they become due; or

                        (7) any other Event of Default provided with respect to Securities of that series.

SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                If an Event of Default actually known to a Trust Officer with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.01(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice to the Company and the Trustee, may declare the principal amount of (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) all the Securities of that series to be immediately due and payable. Upon such a declaration, such principal (or portion thereof) shall be due and payable immediately. If an Event of Default specified in Section 5.01(5) or (6) occurs and is continuing, the principal amount (or portion thereof) of all the Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

                At any time after such a declaration of acceleration with respect to Outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                                  (1)      the Company has paid or deposited
                 with the Trustee a sum sufficient to pay

                                        (a)     all overdue interest on all
                           Securities of that series,

                                        (b)     the principal of (and premium,
                          if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                                        (c)     to the extent that payment of
                          such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                                        (d)     all sums paid or advanced by
                          the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                                  and

                                  (2)      all Events of Default with respect
                 to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

                 No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                 The Trustee shall have no obligations or liability for failure to act in connection with any Event of Default not actually known to a Trust Officer.

SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

                The Company covenants that if:

                              (1) Default is made in the payment of any interest on any Security when such interest becomes due and payable and such Default continues for a period of 30 days, or

                              (2) Default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses, disbursements and advances of the Trustee, its agents and counsel.

                If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such right, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 5.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06.  APPLICATION OF MONEY COLLECTED.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 First:   To the payment of all amounts due the Trustee under
Section 6.07; and

                 Second: To the payment of the amounts than due and unpaid for principal of any premium and interest on the Securities in respect of which or for the benefit of which such money had been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and any premium and interest, respectively.

SECTION 5.07.  LIMITATION ON SUITS.

                 No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                  (1)      such Holder has previously given
                 written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                                  (2)      the Holders of not less than 25% in
                 aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                  (3)      such Holder or Holders have offered
                 to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                                  (4)      the Trustee for 60 days after its
                 receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                  (5)      no direction inconsistent with such
                 written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.08.  RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the principal of and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 5.09.  RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.  RIGHTS AND REMEDIES CUMULATIVE.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.  DELAY OR OMISSION NOT WAIVER.

                 No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.  CONTROL BY HOLDERS.

                 The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

                                  (1)      such direction shall not be in
                 conflict with any rule of law or with this Indenture, and

                                  (2)      the Trustee may take any other
                 action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.  WAIVER OF PAST DEFAULTS.

                 The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series that would be affected by such a default (voting as one class) may, on behalf of the Holders of all the Securities of such series, waive any past Default hereunder with respect to such series and its consequences, except a Default:

                                  (1)      in the payment of the principal of
                 or any premium or interest on any Security of such series, or

                                  (2)      in respect of a covenant or
                 provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                 Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14.  UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than l0% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 6.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

                 The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act.

                 (a)  Except during the continuance of an Event of Default,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.  NOTICE OF DEFAULTS.

                 Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default hereunder known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or responsible officers or a Trust Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any Default of the character specified in Section 5.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 6.03.  CERTAIN RIGHTS OF TRUSTEE.

                 Subject to the provisions of Section 6.01:

                 (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 6.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

                 The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05.  MAY HOLD SECURITIES.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.  MONEY HELD IN TRUST.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.07.  COMPENSATION AND REIMBURSEMENT.

                 The Company agrees:

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee (and its officers, directors, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 When the Trustee incurs expenses or renders services in connection with an Event of Bankruptcy such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

SECTION 6.08.  CONFLICTING INTERESTS.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 6.09.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                 There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                 If at any time:

                                  (1)      the Trustee shall fail to comply
                 with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                                  (2)      the Trustee shall cease to be
                 eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                                  (3)      the Trustee shall become incapable
                 of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Company Order may remove the Trustee with respect to all Securities, or (b) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section
1.07. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                 Any corporation into which the Trustee may be merger or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14.  APPOINTMENT OF AUTHENTICATING AGENT.

                 At any time when any of the Securities remain Outstanding, the Trustee, with the concurrence of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue, and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at anytime an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.07 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

                 If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        [Name of Trustee],

                                                        As Trustee

                                        By:
                                           ------------------------------------
                                                        As Authenticating Agent

                                        By:
                                           ------------------------------------
                                                             Authorized Officer


                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                If the Trustee is not acting as Security Registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee:

                (1) semi-annually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding January 1 or July 1, as the case may be, and

                (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                 Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03.  REPORTS BY TRUSTEE.

                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.04.  REPORTS BY COMPANY.

                 The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                (1) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                (2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Restricted Subsidiary would become subject to a Lien which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

                (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

SECTION 8.02.  SUCCESSOR SUBSTITUTED.

                The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

                 Without the consent of any Holders, the Company, when authorized by or pursuant to a Company Order, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

                 (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

                 (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (b) shall become effective only when there is no such Security Outstanding; or

                 (6) to secure the Securities pursuant to the requirements of Section 10.07 or otherwise; or

                 (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

                 (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

                 (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                 With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Company Order, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or any repayment date); or

                 (2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

                 (3)      modify any of the provisions of this Section, Section
5.13 or Section 10.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 10.09, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

                 Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 10.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. In the absence of contrary provisions with respect to the Securities of any series, interest on the Securities of any series may, at the option of the Company, be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date funds designated for and sufficient to pay such installment.

SECTION 10.02.  MAINTENANCE OF OFFICE OR AGENCY.

                As long as any of the Securities of a series remain Outstanding, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the address of the Trustee set forth in Section 1.06, and the Company hereby appoints the Trustee as its agent to receive all such notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

                 If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the company will promptly notify the Trustee in writing of its action or failure so to act.

                 The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and
(b) during the continuance of any Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.  COMPLIANCE CERTIFICATE.

                The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, one of the signatures of which shall be that of the Company's principal executive, financial or accounting officer, stating whether or not, to the best knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

SECTION 10.05.  CORPORATE EXISTENCE.

                 Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.06.  PAYMENT OF TAXES AND OTHER CLAIMS.

                 The Company will or will cause a Restricted Subsidiary to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if the Company shall determine that the failure to pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

SECTION 10.07.  LIMITATIONS ON LIENS.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, incur, issue, assume or guarantee debt secured by any Lien upon any Principal Property, without making, or causing such Restricted Subsidiary to make, effective provision whereby the Securities then Outstanding and having the benefit of this Section shall be secured by the Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Restricted Subsidiary from creating, assuming or suffering to exist any Lien existing at the date of this Indenture or Liens of the following character:

                                  (1)      any Lien existing on any Principal
                 Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;

                                  (2)      any Lien existing on Principal
                 Property at the time of the acquisition thereof by the Company or a Restricted Subsidiary;

                                  (3) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;

                                  (4) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Principal Property;

                                  (5)      any Lien in favor of the Company or
                 any Affiliate;

                                  (6)      any Lien in favor of the United
                 States of America or any State thereof or any other country, or any agency, instrumentality or political subdivision or any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Lien;

                                  (7)      Liens imposed by law, such as
                 mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

                                  (8)      pledges or deposits under workmen's
                 compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

                                  (9)      Liens created by or resulting from
                 any litigation or other proceeding which is being contested in good faith by appropriate





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
                 proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;

                                  (10)     Liens for taxes or assessments or
                 governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

                                  (11)     Liens consisting of easements,
                 rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords' liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;

                                  (12) Liens securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of
                 Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

                                  (13)     Liens on or with respect to coal,
                 gas, hydrocarbon or mineral properties not fully developed securing debt, the proceeds of which are used to finance or refinance the development of such properties;

                                  (14)     Liens on or with respect to mineral
                 rights held under option but not owned by the Company or any Restricted Subsidiary;

                                  (15)     Liens on or with respect to ores,
                 concentrates, metals or other raw materials or products incurred in the ordinary course of business in connection with the importation, purchase or sale thereof; and

                                  (16)     any extension, renewal or
                 replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (15) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property).

                 Notwithstanding the foregoing provisions of this Section 10.07, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time") the aggregate amount of such debt plus all other debt of the Company and its Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions (not including debt permitted to be secured under the foregoing restrictions), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by Section 10.08) entered into after the date hereof and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with Section 10.08) does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 10.08.  RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS.

                 The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Affiliate) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

                                  (1)      the Company or such Restricted
                 Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities of each series then Outstanding, to incur, issue, assume or guarantee debt secured by a Lien on such property, pursuant to paragraphs (1) to (16), inclusive, of
                 Section 10.07; or

                                  (2)      the Company, within 180 days after
                 the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or
                 (b) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by: the Chairman or a Vice Chairman of the Board of the Company, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary) to the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by
                 (i) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 120 days after such sale.

                 Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by this Section 10.08, provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of Outstanding debt secured by liens in reliance on the last paragraph of Section 10.07 does not at such time exceed 15% of the Consolidated Net Tangible Assets of the Company.

                 A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

SECTION 10.09.  WAIVER OF COVENANTS.

                 The Company may omit in any particular instance to comply with any covenant, term or condition with respect to the Securities of any series if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series that would be affected by such a waiver (voting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 11.01.  APPLICABILITY OF ARTICLE.

                 Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

SECTION 11.02.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                 The election of the Company to redeem any Securities shall be evidenced by a Company Order. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 11.03.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

                 If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as





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
the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. The selection, by the Trustee, of the Securities to be redeemed shall be conclusive and binding and the Trustee shall incur no liability in connection with such selection.

                 The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

                 The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04.  NOTICE OF REDEMPTION.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder's address appearing in the Security Register.

                 All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                 (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price, and

                 (6) that the redemption is for a sinking fund, if such is the case.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.05.  DEPOSIT OF REDEMPTION PRICE.

                 On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06.  SECURITIES PAYABLE ON REDEMPTION DATE.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07.  SECURITIES REDEEMED IN PART.

                  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.





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

                                 ARTICLE TWELVE

                                 SINKING FUNDS

SECTION 12.01.  APPLICABILITY OF ARTICLE.

                 The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

SECTION 12.02.  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

                 The Company (a) may deliver Outstanding Securities of a series with the same issue date, interest rate and Stated Maturity (other than any previously called for redemption), and (b) may apply as a credit Securities of a series with the same issue date, interest rate and Stated Maturity which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series with the same issue date, interest rate and Stated Maturity; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03.  REDEMPTION OF SECURITIES FOR SINKING FUND.

                 Not less than 35 days (or such shorter period as shall be acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.





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
                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01.  COMPANY'S RIGHT WITH RESPECT TO DEFEASANCE OR COVENANT
                DEFEASANCE.

                 The Company will have the right, at any time, to have Section
13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be (other than Securities of a series designated pursuant to Section 3.01 as not being defeasible pursuant to Section 13.02 or 13.03), upon compliance with the conditions set forth below in this Article. Any such request shall be evidenced by a Company Order or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 13.02.  DEFEASANCE AND DISCHARGE.

                 Upon the Company's exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section
13.04 and as more fully set forth in such Section, (i) payments in respect of the principal of and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any premium or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities, (b) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (d) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to any Securities notwithstanding the prior exercise of its option to have Section 13.03 applied to such securities.

SECTION 13.03.  COVENANT DEFEASANCE.

                 Upon the Company's exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from its obligations under Section 8.01(3), Sections 10.06 through 10.08, inclusive, and any covenants provided pursuant to
Section 3.01(21), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities and (b) the occurrence of any event specified in Sections 5.01(4) (with respect to any of Section 8.01(3), Sections 10.06 through 10.08, inclusive, and any such covenants provided pursuant to Section 3.01(21), 9.01(2) or 9.01(7)), 5.01(5) and 5.01(6) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 13.04.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                 The following shall be the conditions to the application of
Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfied the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is
(i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or
(ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                 (2) In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (a) or
(b) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                 (3) In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to





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
the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                 (4) Such provision would not cause any Outstanding Securities if then listed on any securities exchange, to be delisted as a result of such deposit.

                 (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(5) and
(6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                 (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                 (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                 (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

                 (9) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 13.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.

                 Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section
13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.





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

                 Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 13.06.  REINSTATEMENT.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                                ARTICLE FOURTEEN

                            CONVERSION OF SECURITIES

SECTION 14.01.  APPLICABILITY OF ARTICLE.

                 The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by
Section 3.01 for the Securities of such series.

SECTION 14.02.  EXERCISE OF CONVERSION PRIVILEGE.

                 In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 10.02, accompanied by a duly executed conversion notice to the Company substantially in the form set forth in Section 2.06 stating that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of any amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security





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
then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of Section 3.07 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion.

                 Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.07, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities (or any part thereof) surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

                 In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

SECTION 14.03.  NO FRACTIONAL SHARES.

                 No fractional share of Common Stock of the Company shall be issued upon conversions of Securities of any series. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 14.03, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portion thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the new York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

SECTION 14.04.  ADJUSTMENT OF CONVERSION PRICE.

                 The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolution setting forth the terms of the Securities of such series.

                 Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

SECTION 14.05.  NOTICE OF CERTAIN CORPORATE ACTIONS.

                 In case:

                 (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required); or

                 (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

                 (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required), or of the sale of all or substantially all of the assets of the Company; or

                 (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;





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

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in Clause
(1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 14.06.  RESERVATION OF SHARES OF COMMON STOCK.

                 The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all Outstanding Securities of any series that has conversion rights.

SECTION 14.07.  PAYMENT OF CERTAIN TAXES UPON CONVERSION.

                 The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 14.08.  NONASSESSABILITY.

                 The Company covenants that all shares of its Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and full paid and nonassessable.

SECTION 14.09.  EFFECT OF CONSOLIDATION OR MERGER ON CONVERSION PRIVILEGE.

                 In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding of any series that is convertible into Common Stock of the Company shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Security and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of Common Stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock of the Company into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this
Section 14.09. Anything in this Section 14.09 to the contrary notwithstanding, the provisions of this Section 14.09 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and (ii) the outstanding shares of Common Stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

                 As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Securities may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

SECTION 14.10.  DUTIES OF TRUSTEE REGARDING CONVERSION.

                 Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 6.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the company contained in this Article Fourteen or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

SECTION 14.11.  REPAYMENT OF CERTAIN FUNDS UPON CONVERSION.

                 Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other payment agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including funds deposited for the sinking fund referred to in Article Twelve hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article Fourteen shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.





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

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

                                        FLUOR CORPORATION


                                        By: /s/ J. MICHAL CONAWAY
                                           -----------------------------------
                                                J. Michal Conaway
                                                Senior Vice President and
                                                Chief Financial Officer
Attest:

         [SIG]
------------------------------


                                        BANKERS TRUST COMPANY, as Trustee


                                        By:  /s/ JACKIE BARTNICK
                                           -----------------------------------

                                        Name:  Jacqueline Bartnick
                                             ---------------------------------

                                        Title:  Vice President
                                              --------------------------------

Attest:

------------------------------





                                       71